SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2008

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12386		13-371318
(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)		(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On June 26, 2008, we entered into an Underwriting Agreement, dated as of June 26, 2008, between Wachovia Capital Markets, LLC, as representatives of the underwriters named therein, on the one hand, and The Lexington Master Limited Partnership, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., Net 3 Acquisition L.P. and us, on the other.  Pursuant to the terms and conditions of the underwriting agreement, we agreed to sell, in a public offering, 3,000,000 of our common shares of beneficial interest, par value $0.0001 per share, and we granted the underwriters an option to purchase up to an additional 450,000 common shares to cover over-allotments.  The offering closed on June 30, 2008, and the underwriters exercised the full overallotment option at the closing.

The Underwriting Agreement contains customary representations, warranties and covenants by us.  It also provides for customary indemnification by each of the Underwriters and us for losses or damages arising out of or in connection with the sale of the common shares.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 (File No. 333-121708) initially filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2004 and effective as of January 31, 2005, a preliminary prospectus supplement relating to the shares dated June 26, 2008, and a final prospectus supplement relating to the shares dated June 26, 2008.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 9.01.              Financial Statements and Exhibits.

(d)             Exhibits

1.1	Underwriting Agreement, dated June 26, 2008
5.1	Opinion of Venable LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 30, 2008	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated June 26, 2008
5.1	Opinion of Venable LLP